Exhibit 99.2

Pogo Producing Company

Electronic Proxy Instructions

You can submit a proxy by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to submit your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [                ], 2007.

Submit a Proxy by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Submit a Proxy by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals—The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

For	Against	Abstain

1. Adopt the Agreement and Plan of Merger, dated as of July 17, 2007, by and among Plains Exploration & Production Company, PXP Acquisition LLC and Pogo Producing Company, as such agreement may be amended from time to time.

☐	☐	☐
For	Against	Abstain

2. Adjourn the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.

☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Pogo Producing Company

Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders to be held                 ,         , 2007.

The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr., or either of them, proxies (the “Proxies”), with full power of substitution and with discretionary authority, to vote all shares of common stock of Pogo Producing Company (“Pogo”) that the undersigned would be entitled to vote at the Special Meeting of Stockholders, or at any adjournments or postponements thereof, on all matters which may come before such meeting, or at any adjournments or postponements thereof, all as set forth in the accompanying joint proxy statement/prospectus, including the proposals set forth on the reverse side of this Proxy.

This Proxy will be voted as you specified on the reverse side. If no specification is made, the Proxy will be voted FOR Proposal 1, FOR Proposal 2 and IN THE DISCRETION OF THE PROXIES for such other business as may properly come before the meeting, or at any adjournments or postponements thereof. Receipt of the Notice of, and joint proxy statement/prospectus for, the Special Meeting of Stockholders of Pogo Producing Company is hereby acknowledged.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT – This Proxy must be signed and dated on the reverse side.